UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: August 5, 2005
(Date of earliest event reported: August 2, 2005)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 2, 2005, Century Casinos, Inc. (“the Company”) entered into a secured promissory note (“Note”) with David R. Belding. Pursuant to the Note, the entire principal balance of $4,500,000 (four million five hundred thousand) and accrued interest is repayable on or before August 2, 2007. The proceeds of the Note are being used to fund a subordinated term loan to CC Tollgate LLC in order to finance a portion of the construction of the Company’s project in Central City, Colorado. The Note bears interest at the rate of $2,054.79 per day (two thousand fifty four dollars or 16.7% per annum) and is secured by a pledge and security interest in 100% of the outstanding common stock of Century Casinos Tollgate Inc. and its equity interest in CC Tollgate LLC.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.151 Secured Promissory Note by and between Century Casinos, Inc. and David R. Belding dated August 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    Century Casinos, Inc.
    (Registrant)

Date: August 5, 2005                               By : /s/ Ray Sienko
    Ray Sienko, Chief Accounting Officer